SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Delphax Technologies Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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DELPHAX TECHNOLOGIES INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 22, 2007

Notice is hereby given that the Annual Meeting of Shareholders of Delphax Technologies Inc. will be held at our corporate offices, 6100 West 110th Street, Bloomington, MN 55438 on Thursday, March 22, 2007, at 3:30 p.m., Central Time, for the following purposes:

1.	To elect one director to serve a term expiring at the 2008 Annual Meeting and to elect two directors to serve terms expiring at the 2010 Annual Meeting.

2.	To ratify and approve the selection of independent auditors for the current fiscal year.

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on February 12, 2007, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

Kenneth E. Overstreet Chairman

Bloomington, Minnesota

January 24, 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, OR VOTE BY TELEPHONE OR THROUGH THE INTERNET. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

DELPHAX TECHNOLOGIES INC.

PROXY STATEMENT

Annual Meeting of Shareholders

March 22, 2007

This Proxy Statement is furnished to the shareholders of Delphax Technologies Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Shareholders to be held on Thursday, March 22, 2007, at our corporate offices, 6100 West 110th Street, Bloomington, MN 55438, at 3:30 p.m., Central Time, or any adjournment(s) or postponement(s) thereof.

Cost and Method of Solicitation

The cost of this solicitation will be borne by Delphax. In addition to the solicitation by mail, officers, directors and employees of Delphax may solicit proxies by telephone, facsimile or in person, and no additional compensation will be paid to such individuals. We may also request banks and brokers to solicit their customers who have a beneficial interest in the Delphax common stock registered in the name of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. The mailing of this proxy statement to shareholders is expected to commence on or about February 22, 2007.

The total number of shares of capital stock of Delphax outstanding and entitled to vote at the meeting as of February 12, 2007, is expected to be 6,455,110 shares of common stock. Each share of common stock is entitled to one vote for each share held with respect to the matters mentioned in the foregoing Notice of Annual Meeting of Shareholders and there is no cumulative voting. Only shareholders of record at the close of business on February 12, 2007, will be entitled to vote at the meeting.

All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible (or follow instructions to grant a proxy to vote by means of telephone or Internet) in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

If you sign and return the proxy card on time, the individuals named on the proxy card will vote your shares as you have directed. If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” the director nominees and “FOR” each of the other proposals. Shares may also be voted by telephone or Internet as instructed on the proxy card.

Quorum and Voting Requirements

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote on a particular matter (a broker non-vote). Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting.

Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders, but as unvoted for purposes of determining the approval of the matter. Consequently, an abstention will have the same effect as a negative vote.

Under Minnesota law, directors are elected by a plurality of the voting power of the shares present and entitled to vote and the ratification of the independent auditors is approved by the greater of: (a) a majority of the Company’s common shares present at the Annual Meeting, either in person or by proxy, and entitled to vote on that proposal, or (b) the majority of the minimum number of common shares of Delphax which would constitute a quorum for transacting business at the Annual Meeting of Shareholders.

You may either vote “FOR” or “WITHHOLD” authority to vote for the nominees to the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the selection of the independent auditors. If you withhold authority to vote for the election of a director nominee, it has the same effect as a vote against the director nominee.

So far as we are aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

Revocation of Proxy

Each proxy may be revoked at any time before it is voted by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company at the following address, 6100 West 110th Street, Bloomington, MN 55438, Attn: Secretary, or by attending the Annual Meeting and voting in person.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth, as of January 24, 2007, the beneficial ownership of Delphax common stock by: (i) all persons who are known by us to hold five percent or more of the common stock of the Company, (ii) each of the directors and nominees to the Board of Directors of the Company, (iii) each executive officer named in the Summary Compensation Table below (the “Named Executive Officers”), and (iv) all directors and officers of the Company, as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held. Unless otherwise indicated, the business address of each person is 6100 West 110th Street, Bloomington, MN 55438.

Beneficial Owner	Shares of Common Stock Beneficially Owned (1)		Percent of Class
Fred H. Brenner 514 N. Wynnewood Avenue Wynnewood, PA 19096	1,150,310	(2)	17.9%
Nichols Investment Management 175 Exchange Street. PO Box 904 Bangor, ME 04402	511,006	(3)	7.9%
Dieter P. Schilling (4) (5)	115,706		1.8%
R. Stephen Armstrong (5)	11,000		*
Gary R. Holland (5)	27,000		*
Kenneth E. Overstreet (6)	7,500		*
Earl W. Rogers (6)	12,000		*
Jay A. Herman (7)	116,928		1.8%
Gregory S. Furness (4)	—	(8)	*
M. H. (Bill) Kuhn (4)	85,000		1.3%
Michael A. Pasco (4)	—		*
All officers and directors as a group (9 persons)	377,634	(8)	5.7%

*	Less than 1%.
(1)	Includes the following number of shares which could be purchased under stock options exercisable within sixty days of January 24, 2007: Mr. Schilling, 90,000 shares; Mr. Armstrong, 11,000 shares; Mr. Holland, 15,000 shares; Mr. Overstreet, 5,000 shares; Mr. Rogers, 11,000 shares; Mr. Kuhn, 85,000 shares; and all officers and directors as a group, 219,500 shares.
(2)	Based on Form 4 filed on May 20, 2005, in which Mr. Fred H. Brenner reports sole voting and dispositive power over 1,150,310 shares of common stock.
(3)	Based on Schedule 13G, Amendment No. 1 filed on January 24, 2007, Nichols Investment Management reports sole voting power over 36,700 shares and sole dispositive power over 511,006 shares in its role as an investment advisor.
(4)	Named Executive Officer.
(5)	Serves as a director of Delphax and has been nominated for election or re-election.
(6)	Serves as a director of Delphax.
(7)	Mr. Herman ceased serving as the Company's Chairman and Chief Executive Officer effective May 30, 2006.
(8)	Mr. Furness’s and all officers and directors as a group beneficial ownership will total 5,000 and 382,634 shares, respectively, for shares which could be purchased under stock options within 60 days of February 12, 2007, our record date. The percent of class will not be affected by this increment in beneficial ownership related to vesting stock options.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Articles of Incorporation and Bylaws provide that our Board of Directors is classified into three classes, as equal in number as possible, with the members of each class to serve for a staggered term of three years. As the term of each class expires, the successors to the directors in that class are elected until the third succeeding Annual Meeting of Shareholders after such director’s election and until such director’s successor has been duly elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.

Incumbent directors R. Stephen Armstrong and Gary R. Holland, with terms expiring at this Annual Meeting, have been nominated for re-election at this Annual Meeting. If elected at this Annual Meeting, Messrs. Armstrong and Holland will each serve a term of three years, expiring at the Annual Meeting of Shareholders in 2010. Additionally, Mr. Dieter P. Schilling was appointed as director to fill the vacancy caused by the departure of Mr. Jay A. Herman effective May 30, 2006. Under the Company’s Bylaws, vacancies on the Board of Directors can be filled by vote of a majority of the directors then in office and each director elected to fill a vacancy may hold office only until the next regular or special meeting of the shareholders. Therefore, Mr. Schilling is also a nominee for election at this Annual Meeting to serve until the Annual Meeting of Shareholders in 2008.

The Board of Directors recommends that the shareholders elect Mr. Schilling and re-elect Messrs. Armstrong and Holland as directors of Delphax. It is intended that the persons named as proxies will vote the proxies for the election of the nominees as directors of the Company. The nominees have indicated their willingness to serve, but should any nominee be unable to serve as a director, the persons named as proxies may vote for a substitute nominee in their discretion.

Set forth below is certain information with respect to the nominees for directors:

Nominee for Term Expiring at the 2008 Annual Meeting

Dieter P. Schilling	President and Chief Executive Officer of
Director since 2006	the Company since May 2006
Age – 51

Mr. Schilling was named President and Chief Executive Officer and a director in May 2006. From July 2004 to May 2006, he served as Vice President, Engineering and Manufacturing. He has served Delphax in various capacities since joining the Company in 1985. He has held the positions of Vice President, Operations from 2000 to 2004; Vice President of Operations and Customer Service from 1989 to 2000; Vice President of Customer Service from 1986 to 1989; Director of Customer Service from April 1986 to October 1986; and Director of Field Services from 1985 to 1986. Prior to joining the Company, Mr. Schilling was a founding principal and, eventually, President of Southern California Telephone, a telecommunications interconnect company.

Nominees for Terms Expiring at the 2010 Annual Meeting

R. Stephen Armstrong	Executive Vice President and
Director since 2000	Chief Financial Officer of
Age – 56	Patterson Companies, Inc.

Mr. Armstrong is Executive Vice President and Chief Financial Officer of Patterson Companies, Inc., a publicly-held distributor of equipment, supplies and services to the dental, veterinary and rehabilitation markets. Mr. Armstrong is a certified public accountant (inactive), and prior to joining Patterson Companies, Inc. in 1999, he was a partner in public accounting at Ernst & Young LLP.

Gary R. Holland	Retired Chairman, President and
Director since 1992	Chief Executive Officer of
Age – 64	Fargo Electronics, Inc.

Mr. Holland was Chairman of the Board of Directors, President and Chief Executive Officer of Fargo Electronics, Inc. from 1997 until his retirement in January 2007. Fargo Electronics, Inc. was a publicly-held manufacturer of plastic card personalization equipment until its acquisition by ASSA ABLOY’s HID Global Corporation in August 2006. He previously served as President and Chief Executive Officer of Datacard Corporation, a privately-held manufacturer of plastic transaction cards, embossing and encoding equipment and transaction terminals, from 1982 to 1992.

Vote Required and Board of Directors Recommendation

Nominees for election as directors will be elected by a plurality of affirmative votes of holders of shares of common stock present at the Annual Meeting, either in person or by proxy, and entitled to vote on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF THE NOMINEES

OTHER INFORMATION

REGARDING OUR DIRECTORS

The following sets forth certain biographical and other information regarding those directors serving terms continuing after this Annual Meeting.

Director with Term Expiring at the 2008 Annual Meeting

Kenneth E. Overstreet	Chairman of the Board of
Director since 2003	Delphax Technologies Inc.
Age – 65	Retired Group President of
Ennis Business Forms, Inc.

Mr. Overstreet was elected Chairman of the Board of Directors of Delphax Technologies Inc. in May 2006. Mr. Overstreet has more than 30 years of leadership and experience in the printing industry. Until his retirement in 2003, he was group president of the Financial Solutions Group of Ennis Business Forms, Inc., from 2000 when the company acquired Northstar Computer Forms, where he had served as president from 1989 to 2000. Ennis is a publicly-held producer of business forms and printed business products. Prior to that, Mr. Overstreet was president of the Credit Card Division of Datacard Corporation, a privately-held manufacturer of plastic transaction cards, embossing and encoding equipment and transaction terminals. He began his career in several management positions with John H. Harland Company, a publicly-held provider of software, data services and printed products to financial and education markets.

Director with Term Expiring at the 2009 Annual Meeting

Earl W. Rogers	Executive Vice President of Operations of
Director since 2001	Home Buyers Warranty Corporation
Age – 58

Mr. Rogers has been the Executive Vice President of Operations of Home Buyers Warranty Corporation which is a privately-held insurance and warranty company, headquartered in Colorado, since 2004. He also has more than 25 years experience in the printing industry. He was principal in EWR & Associates, a private company engaged in consulting to small and mid-sized printing firms, from 2002 until 2003. From 1976 until

2001, Mr. Rogers held a variety of senior executive level positions, including division general manager, with

John H. Harland Company, a publicly-held provider of software, data services and printed products to financial and education markets. He served on the Board of the financial printing trade association and was President of

Check Payment Systems Association from 1996 through 1998. He is also a director of Gwinnett Industries, an industrial development company, and Pattillo Construction Company, a builder of large commercial buildings.

Meetings and Committees of the Board of Directors

The Board of Directors held four regular and three special meetings during fiscal 2006. The Board of Directors has adopted a practice of meeting in executive session, with only independent directors present, on a periodic basis. During fiscal 2006, the independent directors met in executive session at each of the meetings of the Board of Directors. Each independent director attended all of the executive sessions of the regular meetings of the Board of Directors. Each independent director also attended all of the special meetings of the Board of Directors. The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. During fiscal 2006, each current director attended all of the regular meetings of the Board of Directors and the meetings of each committee on which he served. The Company does not have a formal policy with regard to Board member attendance at the Annual Meeting. All of our directors attended the Company’s 2006 Annual Meeting of Shareholders held on April 6, 2006.

The Board undertook a review of director independence on January 11, 2007. As a part of the process, the Board reviewed all transactions and relationships between each director (or any member of his immediate family) and the Company, the Company executive officers and the Company’s auditors, and other matters bearing on the independence of directors. Based upon this evaluation, the Board of Directors determined that four of the five members on the Board, Messrs. Armstrong, Holland, Overstreet and Rogers, are “independent” as that term is defined by the NASDAQ Marketplace Rules. Mr. Schilling is not independent under the NASDAQ Marketplace Rules because he is the Company’s President and Chief Executive Officer.

The Audit Committee is currently comprised of Messrs. Armstrong (Chairman), Holland, Overstreet and Rogers. Pursuant to its written charter as amended and restated on January 23, 2004, the Audit Committee reviews the audited financial statements of the Company. Among other duties, the Audit Committee also reviews and evaluates significant matters relating to the audit and internal controls of the Company, selects and approves the Company’s independent registered public accounting firm, reviews the scope and results of audits by, and the recommendations of, our auditors and approves in advance additional non-audit services to be provided by the Company’s independent registered public accounting firm. The Audit Committee met four times in fiscal 2006. The meetings were designed to facilitate and encourage private communication between the Audit Committee and the Company’s independent registered public accounting firm. The Board of Directors has concluded that each of the members of the Audit Committee is “independent” as that term is defined by the NASDAQ Marketplace Rules and the rules of the Securities and Exchange Commission. The Board has concluded that Mr. Armstrong, who serves as Chairman of the Audit Committee, is qualified as an audit committee financial expert.

The Compensation Committee acts under a written charter adopted and approved by the Board of Directors on September 25, 2003. The Compensation Committee is currently comprised of Messrs. Rogers (Chairman), Armstrong and Overstreet. Each of the current members of the Compensation Committee is “independent” as that term is defined by the NASDAQ Marketplace Rules. The Compensation Committee is responsible for determining the compensation of the President and Chief Executive Officer and making recommendations to the Board of Directors on other compensation matters. The Compensation Committee met seven times in fiscal 2006.

Nomination and Shareholder Communications Processes

Delphax does not currently have a nominating committee. The functions typical of a nominating committee, including the identification, recruitment and selection of nominees for election as a director of the Company, are performed by those members of the Board of Directors that are “independent” as that term is defined by the NASDAQ Marketplace Rules, Messrs. Armstrong, Holland, Overstreet and Rogers. Mr. Schilling does not participate in the consideration of nominees for director. The Board believes that a nominating committee separate from the whole Board is not necessary at this time, given the size of the Company and the Board, to ensure that candidates are appropriately evaluated and selected. The Board also believes that, given the Company’s size and the size of its Board, an additional committee of the Board would not add to the effectiveness of the evaluation and nomination process. For these reasons, the Board believes it is not appropriate to have a nominating committee.

The Board’s process for recruiting and selecting nominees is for Board members to attempt to identify individuals who are thought to have the business background and experience, industry specific knowledge, and general reputation and expertise that would allow them to contribute as an effective director to the Company’s governance, and who are willing to serve as a director of a public company. To date, the Board has not engaged any third party to assist in identifying or evaluating potential nominees, but may choose to do so in the future. After a possible candidate is identified, the individual meets with various members of the Board and is sounded out concerning their possible interest and willingness to serve, and Board members discuss amongst themselves the individual’s potential to be an effective Board member. If the discussions and evaluation are positive, the individual is invited to serve on the Board.

The nominees for election as directors at this Annual Meeting were selected by the independent members of the Board on January 11, 2007. Messrs. R. Stephen Armstrong and Gary R. Holland, nominees for election at this 2006 Annual Meeting, were elected by shareholders at the Company’s 2003 Annual Meeting. It is the Company’s practice that the Chief Executive Officer serves as a director and, therefore, on May 30, 2006, the Board appointed Mr. Schilling to fill the vacancy caused by the departure of the previous Chief Executive Officer.

To date, no shareholder has presented any candidate for consideration for Board membership, and Delphax does not have a specific policy on shareholder-recommended director candidates. However, the Board believes its process for evaluation of nominees proposed by shareholders would be no different from the process of evaluating any other candidate recommended by a current director, officer of third-party. In evaluating candidates, the Board will require that candidates possess, at a minimum, a desire to serve on the Board, an ability to contribute to the effectiveness of the Board, an understanding of the function of the Board of a public company, and relevant industry knowledge and experience. In addition, while not required of any one candidate, the Board would consider favorably experience, education, training or other expertise in business or financial matters and prior experience serving on boards of public companies. Collectively, the composition of the Board must meet the listing requirements of the NASDAQ Stock Market where Delphax common stock is listed. In evaluating any candidate for director nominee, the Board will also evaluate the contribution of the proposed nominee toward compliance with the NASDAQ Stock Market listing standards. Any such nominations should be submitted to the Board of Directors c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the nomination will be made; and (c) the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the nomination will be made. As to each person the shareholder proposes to nominate, the written notice must also state: (a) the name, age, business address and residence address of the person; (b) the principal occupation or employment of the person; and (c) the class and number of shares of the corporation’s capital stock beneficially owned by the person. To be considered, the written notice must be submitted in the time frame described in the Bylaws of the Company and in the section of this Proxy Statement entitled “Shareholder Proposals for 2008 Annual Meeting” below.

Any shareholder who desires to communicate directly with any director or the Board of Directors of the Company may address correspondence to the whole Board, or any particular member of the Board, in care of the

Corporate Secretary at our corporate offices: 6100 West 110th Street, Bloomington, MN 55438. All communications delivered in this manner will be promptly forwarded to the specified addressee, without alteration.

Compensation of Directors

During fiscal 2006, directors were paid a quarterly retainer of $1,250, a fee of $1,000 for each regular and special meeting attended of the Board of Directors and the Annual Meeting of Shareholders, and $500 for each meeting attended of any committee on which they serve. The Chairman of the Board of Directors and the Chairman of each committee received an additional $125 for each meeting he chaired. No compensation for serving as a director was paid to Mr. Schilling or to Mr. Jay A. Herman, former Chairman, President and Chief Executive Officer of the Company.

Effective January 1, 2007, compensation for the Chairman of the Board was increased to a quarterly retainer of $1,875 and a fee of $1,500 for each regular and special meeting attended of the Board of Directors and the Annual Meeting of Shareholders.

Our 1997 Stock Plan (the “1997 Plan”) and 2000 Stock Plan (the “2000 Plan”) allow for the granting of discretionary stock options and other stock-based awards to directors of Delphax, including non-employee directors. The 1997 Plan and 2000 Plan do not currently provide for annual automatic grants to non-employee directors. No options were granted to the independent directors in fiscal 2004, 2005 or 2006.

CODE OF ETHICS

We have adopted a code of ethics that is included in our Code of Ethics and Business Conduct (the “Code”). The Code is designed to meet the requirements of a “code of ethics” under the regulations of the Securities and Exchange Commission. The Code is also designed to meet the requirements of a “code of conduct” under NASDAQ Marketplace Rules. The Code applies to all directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We will provide a copy of the Code without charge to any person by written request to the Controller of the Company at our principal office: 6100 West 110th Street, Bloomington, Minnesota, 55438.

EXECUTIVE COMPENSATION

Officers of Delphax are elected annually by the Board of Directors and serve until their successors are duly elected and qualified. There are no family relationships among our officers and directors.

Set forth below is a summary of the business experience of each of the executive officers, excluding Mr. Schilling, for whom biographical information is included above under “Nominee for Term Expiring at the 2008 Annual Meeting.”

George P. Carranza (age 50), joined Delphax as Vice President, Sales and Marketing in July 2006. Prior to joining Delphax, Mr. Carranza was Vice President of Eastern Hemisphere and Military Sales for International Truck & Engine Corp., the primary operating subsidiary of Navistar International, from 2004 to 2005. From 2003 to 2004, Mr. Carranza was Vice President and General Manager of Educational Products, Inc., a wholly owned subsidiary of Excelligence Corporation. From 2001 to 2003, Mr. Carranza was Vice President, Worldwide Sales for Vutek Corporation, a manufacturer of wide-format digital printers. Mr. Carranza held various management positions with Xerox Corporation from 1980 to 2001, including Director of Sales and Marketing for Xerox Mexicana SA de CV in Mexico City, Beijing Region General Manager for Xerox (China) Limited, in Beijing, China, and General Manager of the Office Products Unit of Xerox North American Solutions Group.

Gregory S. Furness (age 52) joined Delphax as Vice President, Finance and Chief Financial Officer in April 2006 and served as interim chief financial officer to the Company since December 2005. Mr. Furness has more than 20 years experience as chief financial officer of both publicly-held and privately-held companies. He was Vice President, Finance and Chief Financial Officer of Vital Images, Inc., a publicly-held provider of advanced visualization and analysis software for physicians from 1997 to 2005. He was Chief Financial Officer of CAMAX Manufacturing Technologies, Inc., a privately-held provider of manufacturing software from 1987 to 1996 and of Mizar Inc., a privately-held computer hardware company from 1984 to 1987. Mr. Furness is a certified public accountant (inactive), and prior to joining Mizar Inc, he held various audit positions in public accounting at Deloitte and Touche LLP.

M. H. (Bill) Kuhn (age 65) joined Delphax as Vice President, Customer Support in November 2000. Mr. Kuhn’s previous experience in management and customer support, largely focused on the capital goods market, spans over 30 years. From 1997 to 2000, Mr. Kuhn was Vice President, Global Customer Support for Grove Worldwide. Earlier in his career, Mr. Kuhn held roles of increasing responsibility with Hogue Equipment from 1986 to 1996, A. K. Equipment from 1980 to 1986 and Caterpillar from 1969 to 1980.

Michael A. Pasco (age 50), employed by Delphax since 1983, was named Vice President, Manufacturing in August 2006. He held the positions of Director, Printer Systems Manufacturing and Manufacturing Engineering from 2005 to 2006; Manager of Manufacturing Engineering and Test Engineering from 1998 to 2005; Manager of Manufacturing Engineering and Product Services from 1995 to 1998; Manager of Supplier Quality Assurance from 1990 to 1995; and various supporting roles from 1983 to 1990.

Summary of Cash and Certain Other Compensation

The following table shows, for the fiscal years ending September 30, 2006, 2005 and 2004, the cash compensation paid by Delphax, as well as certain other compensation paid or accrued for those years, to Dieter P. Schilling, President and Chief Executive Officer, Jay A. Herman, former Chairman, President and Chief Executive Officer, Gregory S. Furness, Vice President, Finance and Chief Financial Officer, and the other executive officers, whose total cash compensation exceeded $100,000 (the “Named Executive Officers”) in fiscal 2006.

SUMMARY COMPENSATION TABLE

For the Fiscal Years Ended September 30

	Fiscal Year	Annual Compensation			Long-term Compensation Awards, Restricted Stock ($)		All Other Compensation ($) (1)
Name and Position		Salary ($)	Bonus ($)
Dieter P. Schilling (2) President and Chief Executive Officer	2006 2005 2004	$235,846 182,167 162,971	$	— 26,444 —	$22,500 — —	(3)	$117,962 18,792 16,501	(4) (5) (6)
Jay A. Herman (7) Former Chairman, President and Chief Executive Officer	2006 2005 2004	210,892 307,562 291,218		— 64,689 —	— — —		702,568 6,805 6,100	(8)
Gregory S. Furness (9) Vice President, Finance and Chief Financial Officer	2006 2005 2004	82,788 — —		— — —	— — —		2,827 — —
M. H. (Bill) Kuhn Vice President, Customer Support	2006 2005 2004	135,912 131,239 123,812		— 18,456 —	— — —		4,077 4,387 4,012
Michael A. Pasco (2) Vice President, Manufacturing	2006 2005 2004	102,995 83,292 73,433		— 2,546 —	— — —		4,014 3,347 2,952

(1)	Comprised of the Company contribution under the Delphax 401(k) or Canadian retirement plans, unless otherwise noted.
(2)	During fiscal 2004, 2005 and most of fiscal 2006, Mr. Schilling's compensation was paid in Canadian dollars and in translating to U.S. dollars was affected by changes in the exchange rate. Mr. Pasco’s compensation was paid in Canadian dollars in all three years. The Canadian dollar strengthened against the U.S. dollar over the three-year period, resulting in apparent compensation increases greater than those incurred on a Canadian dollar basis.
(3)	On May 30, 2006, Mr. Schilling was awarded 15,000 restricted shares of the Company’s common stock. The closing price of Delphax common stock on that date was $3.10 per share. The shares vest annually in increments of 5,000 shares per year over three years. On September 30, 2006, the closing price of Delphax common stock was $1.50 per share, and the value of the restricted shares was $22,500.
(4)	Includes Company paid relocation expenses and applicable income taxes totaling $98,655, a car allowance of $11,547 and a $7,760 contribution under the Company’s Canadian retirement plan.
(5)	Includes a car allowance of $11,222 and a $7,570 contribution under the Company’s Canadian retirement plan.
(6)	Includes a car allowance of $9,982 and a $6,519 contribution under the Company’s Canadian retirement plan.
(7)	Mr. Herman left the Company, effective May 30, 2006.
(8)	Includes severance of $616,084, payment for accrued vacation earned but not taken of $41,468 and continuation of benefits of $39,933.
(9)	Mr. Furness was employed as Vice President, Finance and Chief Financial Officer on April 5, 2006. Salary and all other compensation included above is for the portion of the fiscal year he was employed by the Company.

Option Exercises and Holdings

The following table sets forth information with respect to options granted to the Named Executive Officers in the fiscal year ended September 30, 2006:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date
Name					5%	10%
Dieter P. Schilling	20,000	13%	$2.590	10/06/12	$21,088	$49,144
Jay A. Herman	40,000	26	2.590	10/06/12	42,176	98,287
Gregory S. Furness	20,000	13	3.200	04/05/13	26,054	60,718
M.H. (Bill) Kuhn	20,000	13	2.590	10/06/12	21,088	49,144
Michael A. Pasco	20,000	13	2.520	07/17/13	20,518	47,815

(1)	Potential realizable values shown above represent potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will depend upon overall market conditions and the future performance of the Company and its common stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during fiscal 2006 and unexercised options held as of September 30, 2006:

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options (#)		Value of Unexercised In-the-Money Options ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Dieter P. Schilling	—	$—	85,000	70,000	$—	$—
Jay A. Herman	2,500	6,720	—	—	—	—
Gregory S. Furness	—	—	—	20,000	—	—
M.H. (Bill) Kuhn	—	—	65,000	50,000	—	—
Michael A. Pasco	—	—	—	20,000	—	—

(1)	Based on a market price of $1.50 per share for the Company's common stock as of September 30, 2006. There were no in-the-money options at that date as the market price of the Company's common stock was less than the exercise prices of any of the outstanding options.

Employment Agreements

Employment Agreement—President and Chief Executive Officer

Effective May 30, 2006, Delphax entered into an employment agreement with Mr. Schilling pursuant to which Mr. Schilling serves as President and Chief Executive Officer of the Company. As part of the agreement, 15,000 restricted shares of Delphax common stock, vesting over three years, were issued to Mr. Schilling. In addition, the Company agreed to pay Mr. Schilling’s relocation expenses, which totaled $98,655.

Under the agreement, beginning June 1, 2006, Mr. Schilling receives a base salary of $250,000, subject to increases that may be approved by the Board of Directors from time to time. Mr. Schilling is eligible for bonuses and fringe benefits made available to executive officers of the Company. For the fiscal year ended September 30, 2006, executive officers were eligible for bonuses of up to 60% of base salary, based on the Company and the executives meeting their stated objectives. No bonuses were earned or paid to any executive officers for the year then ended. In addition, to the fringe benefits made available to other executive officers of the Company, Mr. Schilling receives a monthly car allowance of $995.

The agreement provides that, if Mr. Schillings employment is terminated (i) by the Company for reasons other than disability or “Cause” or (ii) by Mr. Schilling for “good reason,” following a “change in control” as defined in the agreement, then the Company will pay over the 24 months following the date of termination severance equal to two times Mr. Schilling’s annual base salary during the period prior to the termination. In general, a change in control would occur when 50% or more of the Company’s outstanding voting stock is acquired by any person, when the shareholders approve an asset sale, merger, consolidation or other major corporate event, or when the current members of the Board of Directors or their successors, elected or nominated by such members, cease to be a majority of the Board of Directors. The agreement also provides that, if Mr. Schilling’s employment is terminated (i) by the Company for reasons other than disability or “Cause” or (ii) by Mr. Schilling for “good reason” and no “change of control” has occurred, then the Company will pay over the 12 months following the date of termination severance equal to Mr. Schilling’s annual base salary during the period prior to the termination. Cause is defined as: (i) acts of personal dishonestly purposely and knowingly taken by Mr. Schilling and intended to result in material personal enrichment at the expense of the Company; (ii) gross neglect or willful and deliberate violations of Mr. Schilling’s obligations under the employment agreement, including any breach of his fiduciary duties to the Company, financial misstatements, regulatory or accounting violations and/or breach of the Company’s Code of Conduct; (iii) engaging in misconduct that is materially and demonstrably injurious to the Company, monetarily or otherwise; (iv) perpetration of an intentional and knowing fraud against or affecting the Company or any customer, supplier, client, agent, or executive thereof; (v) any willful or intentional act that is demonstrably and materially injurious to the reputation, business, financial condition or business relationships of the Company, or to Mr. Schilling’s reputation or business relationships; (vi) conviction of a felony or any crime involving fraud, dishonesty or moral turpitude; or (vii) breach of specific covenants concerning non-compete/non-solicitation, confidential information, and inventions. Good reason is defined as: (i) an adverse change in Mr. Schilling’s status or position as a result of a substantial diminution in his duties, responsibilities or authority as of the date of the agreement; (ii) a reduction in base pay; or (iii) failure by Delphax to obtain consent to this agreement from any successor to the Company.

Payments Made under Employment Agreement with the Former President and Chief Executive Officer

Mr. Herman’s employment terminated May 30, 2006. During the term of his employment in the fiscal year ended September 30, 2006, he was compensated under the terms of his agreement with Delphax, in effect since October 1, 2000. He earned a pro rata base salary at the annual rate of $308,042 for fiscal 2006 and the fringe benefits made available to the other executive officers of the Company. Upon termination, based on the terms of the agreement, Mr. Herman was paid a severance benefit equal to two times his base salary during the period prior to termination ($616,084), benefits continuation for one year ($39,939) and for accrued vacation earned but not taken prior to termination ($41,468).

Employment Agreement—Other Named Executive Officer

Effective June 16, 2006, Delphax entered into an employment agreement with Mr. Furness pursuant to which Mr. Furness serves as Vice President, Finance and Chief Financial Officer. Under the agreement, Mr. Furness receives a base salary of $175,000, subject to increases that may be approved by the Company from time to time. Mr. Furness is eligible for bonuses and fringe benefits made available to executive officers of Delphax.

The agreement provides that, if Mr. Furness’s employment is terminated (i) by the Company for reasons other than disability or “Cause” or (ii) by Mr. Furness for “good reason,” following a “change in control” as defined in the agreement, then the Company will pay over the 24 months following the date of termination severance equal to two times Mr. Furness’s annual base salary during the period prior to the termination. The agreement also provides that, if Mr. Furness’s employment is terminated (i) by the Company for reasons other than disability or “Cause” or (ii) by Mr. Furness for “good reason” and no “change of control” has occurred, then the Company will pay as severance an amount equal to one month of base salary for the number of months equal to one month for each year of service, for a minimum of six months and a maximum of twelve months following the date of termination. Cause is defined as: (i) an act or acts of personal dishonestly taken by Mr. Furness or any action not approved in the agreement intended to result in substantial personal enrichment at the expense of the Company; (ii) repeated violations of Mr. Furness’s obligations under the employment agreement which are demonstrably willful and deliberate and which are not remedied within a reasonable period after notice from the Company; or (iii) the willful engaging in illegal conduct that is materially and demonstrably injurious to the Company. Good reason is defined as: (i) an adverse change in Mr. Furness’s status or position as a result of a substantial diminution in his duties, responsibilities or authority as of the date of the agreement; (ii) a reduction in base pay; (iii) the Company requiring Mr. Furness to be based anywhere other than the Minneapolis-St. Paul metropolitan area, except for required travel on the Company’s business; or (iv) failure by Delphax to obtain consent to this agreement from any successor to the Company.

Employment Agreement—Other Executive Officer

Effective June 16, 2006, Delphax entered into an employment agreement with Mr. George P. Carranza pursuant to which Mr. Carranza serves as Vice President, Sales and Marketing. Under the agreement, Mr. Carranza receives a base salary of $190,000, subject to increases that may be approved by the Company from time to time. Mr. Carranza is eligible for bonuses and fringe benefits made available to executive officers of Delphax.

The agreement provides that, if Mr. Carranza’s employment is terminated (i) by the Company for reasons other than disability or “Cause” or (ii) by Mr. Carranza for “good reason,” following a “change in control” as defined in the agreement, then the Company will pay over the 12 months following the date of termination severance equal to Mr. Carranza’s annual base salary during the period prior to the termination. The agreement also provides that, if Mr. Carranza’s employment is terminated (i) by the Company for reasons other than disability or “Cause” or (ii) by Mr. Carranza for “good reason” and no “change of control” has occurred and Mr. Carranza has been employed by the Company less than two years, then the Company will pay over the 6 months following the date of termination severance equal to one-half of Mr. Carranza’s annual base salary during the period prior to the termination, but without regard to any purported reduction in base salary which gave rise to such termination of employment, if any. If Mr. Carranza’s employment is terminated (i) by the Company for reasons other than disability or “Cause” or (ii) by Mr. Carranza for “good reason” and no “change of control” has occurred and Mr. Carranza has been employed by the Company for two years or more, then the Company will pay over the 12 months following the date of termination severance equal to Mr. Carranza’s annual base salary during the period prior to the termination, but without regard to any purported reduction in base salary which gave rise to such termination of employment, if any. Cause is defined as: (i) acts of personal dishonestly purposely and knowingly taken by Mr. Carranza and intended to result in material personal enrichment at the expense of the Company; (ii) gross neglect or willful and deliberate violations of Mr. Carranza’s obligations under the employment agreement, including any breach of his fiduciary duties to the Company, financial misstatements, regulatory or accounting violations and/or breach of the Company’s Code of Conduct; (iii) engaging in misconduct that is materially and demonstrably injurious to the Company, monetarily or otherwise; (iv) perpetration of an intentional and knowing fraud against or affecting the Company or any customer, supplier, client, agent, or executive thereof; (v) any willful or intentional act that is demonstrably and materially injurious to the reputation, business, financial condition or business relationships of the Company, or to Mr. Carranza’s reputation or business relationships; (vi) conviction of a felony or any crime involving fraud, dishonesty or moral turpitude; or (vii) breach of specific covenants concerning non-compete/non-solicitation, confidential information, and inventions. Good reason is defined as: (i) an adverse change in Mr. Carranza’s status or position as a result of a substantial diminution in his duties, responsibilities or authority as of the date of the agreement; (ii) a reduction in base pay; (iii) the Company requiring Mr. Carranza to be based anywhere other than the Minneapolis-St. Paul metropolitan area, except for required travel on the Company’s business; or (iv) failure by Delphax to obtain consent to this agreement from any successor to the Company.

Report on Executive Compensation

Decisions on compensation of the Company’s executives are made or approved by the Compensation Committee of the Board of Directors. The following report shall not be deemed incorporated by reference into any filing under the Securities Exchange Act of 1933 (the “1933 Act”) or the Securities Exchange Act of 1934 (the “1934 Act”).

Delphax from time to time may use outside consultants and compensation surveys to develop or review its compensation strategy and plans. The Board of Directors and Compensation Committee may also use consultants and surveys for executive compensation purposes. The Board has used outside consultants to prepare specific studies, and is free to use any other resources for this purpose in the exercise of its independent judgment. Consultants engaged by the Compensation Committee report to the Chairman of the Compensation Committee. In fiscal 2006, the Compensation Committee consulted with, and used compensation surveys available from, Upstart Solutions in the development of the compensation packages offered to Messrs. Furness and Carranza and the promotional compensation offered to Mr. Pasco. The Board and Compensation Committee also consulted with Upstart Solutions and utilized their compensation survey resources to develop Mr. Schilling’s compensation package. The Committee also utilized additional compensation surveys available from the Company’s Director of Human Resources.

There are four components to the Company’s executive compensation program: (1) base salary; (2) bonus; (3) restricted stock and/or stock options; and (4) profit sharing/retirement. Our executive compensation philosophy is that a majority of overall compensation should be in long-term at-risk equity to align management with the interests of the shareholders and the long-term goals of the Company. Accordingly, in determining or approving executive compensation, the Committee generally places more emphasis on annual incentives and equity-based compensation than base salary. Moreover, the executive compensation package generally is targeted to be competitive with executives in comparable companies based upon market capitalization, size, industry and location, assuming maximum performance goals are achieved. Within these guidelines, the Committee makes a subjective judgment as to the allocation of annual total compensation among the various components of each executive’s package.

Base Salary. Base salaries of executives are usually adjusted annually based upon a subjective evaluation of each executive’s performance, competitive salary information, market conditions, and the Company’s financial performance. The Compensation Committee reviews and recommends the approval of the annual Delphax Comprehensive Compensation Plan to the Board during the first month of the fiscal year. All Named Executive Officers’ compensation adjustments are reviewed and approved by the Committee in accordance with the annual compensation plan approved by the Board. In fiscal 2006, Mr. Kuhn’s base salary was increased by 3.5%. No other base salary increases to Named Executive Officers were effected during fiscal 2006, except to Mr. Schilling in conjunction with his promotion to President and Chief Executive Officer, and to Mr. Pasco, in conjunction with his promotion to Vice President, Manufacturing.

Bonus. The Board annually approves executive bonuses based upon the achievement of predetermined earnings, performance and development objectives the Board believes are critical to the Company’s long-term progress. Bonuses are payable to deserving executives, managers and key employees based upon the recommendation of the President and Chief Executive Officer. Delphax incentive plans provide that if the performance goals are met, executive officers and the Chief Executive Officer of the Company would be eligible for cash bonuses determined by formula applied against their base salaries. No bonuses were earned in fiscal 2004 or 2006. For fiscal 2005, bonuses were awarded to the Named Executive Officers that represented a portion of their bonus opportunity, based on partial achievement of the Company’s performance goals. Bonuses earned in fiscal 2005 were paid in fiscal 2006.

Restricted Stock and/or Stock Options. The Company’s current stock option plans include executives, managers and key employees. Stock options have been granted periodically by the Board of Directors. The 1997 Plan and the 2000 Plan allow the grant of options, both incentive and non-qualified, as well as restricted and deferred stock awards. Restricted stock grants have been used sparingly. Delphax option grants and restricted stock awards are subject to time vesting, generally in 20%, 25% or 33% annual increments commencing on the first anniversary of the date of grant, unless otherwise specified. During fiscal 2006, 15,000 shares of restricted stock were issued to Mr. Schilling, and stock options to purchase an aggregate of 155,000 shares of common stock were granted to eight executive officers and employees. No options were granted to the independent directors of Delphax in fiscal 2006.

Profit Sharing/Retirement. The Company sponsors defined contribution plans for U.S. and Canadian employees, including executives, under which the Company partially matches employee contributions at a proportion established by management. The Board approves the corporate matching formula for all employees.

Chief Executive Compensation. Messrs. Schilling’s and Herman’s compensations for the period fiscal 2004 to fiscal 2006 are shown above in the “Summary Compensation Table.” The Committee determines the compensation of the chief Executive Officer using the criteria applicable to all other executive officers.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Earl W. Rogers	R. Stephen Armstrong	Kenneth E. Overstreet

Report of the Audit Committee of the Board of Directors

The Audit Committee reviewed and discussed the audited financial statements with management and the independent registered public accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accountants. The discussions with the independent registered public accountants also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Grant Thornton LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee discussed with the independent registered public accounting firm the auditors’ independence from management and the Company and considered the compatibility of nonaudit services with the auditors’ independence.

Based on a review, and discussions with management and Grant Thornton LLP, of the financial statements, matters required to be discussed by SAS 61, and the written disclosures and letter required by ISB No. 1, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended September 30, 2006 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors:

R. Stephen Armstrong	Gary R. Holland	Kenneth E. Overstreet	Earl W. Rogers

The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the 1933 Act or the 1934 Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

Stock Performance

The graph below sets forth a comparison of the cumulative shareholder return of Delphax common stock over the last five fiscal years with the cumulative total return over the same periods for (i) the Total Return Index for the NASDAQ Stock Market, and (ii) the Standard Industry Code (SIC) Printing Trades Machinery and Equipment Index. The graph below compares the cumulative total return of the Company’s common stock over the last five fiscal years assuming a $100 investment on September 30, 2001, and assuming reinvestment of all dividends, if any.

PROPOSAL 2

APPROVAL OF INDEPENDENT AUDITORS

Grant Thornton LLP has been reappointed by the Audit Committee as the Company’s auditors for the current fiscal year. Although it is not required to do so, the Board of Directors desires to submit the appointment of Grant Thornton LLP for shareholder approval at the Annual Meeting. In the event the appointment of Grant Thornton LLP is not approved by the shareholders, the Audit Committee will reconsider its selection of Grant Thornton LLP.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the shares represented at the meeting of the Company’s common stock is required for approval of auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

APPOINTMENT OF GRANT THORNTON LLP.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Grant Thornton LLP, independent registered public accounting firm, has been the Company’s auditors since appointment in September 2004. A representative of Grant Thornton LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of our fiscal 2006 and 2005 consolidated annual financial statements were $253,000 and $223,000, respectively. The aggregate fees billed to Delphax by Ernst & Young LLP were $4,000 for fiscal 2005 for services rendered in conjunction with giving their consent to include the audited financial statements for fiscal 2003 in our fiscal 2005 Form 10-K.

Audit-Related Fees

The aggregate fees billed to Delphax for assurance and related services that are reasonably related to the audit or review of our financial statements (and not reported above as audit fees) for Grant Thornton LLP were $10,000 in each of fiscal 2006 and 2005, for the employee benefit plan audit and pre-compliance Sarbanes-Oxley discussions.

Tax Fees

The aggregate fees billed to Delphax by Grant Thornton LLP for professional services rendered for tax compliance related to fiscal 2006 and 2005 were $26,000 and $28,000, respectively. In addition, in fiscal 2006, Grant Thornton LLP billed the Company $60,000 for a transfer pricing study.

All Other Fees

Grant Thornton LLP performed no services for the Company in fiscal 2006 or 2005 that were not audit, audit-related or tax services.

Audit Committee Approval Process

The Audit Committee approves engagement of the independent auditors for auditing services and authorized non-audit services provided by the independent auditors, and pre-approves the fees and other significant compensation to be paid to the independent auditors. All the services described above for fiscal 2006 were pre-approved by the Audit Committee or a member of the Committee before Grant Thornton LLP was engaged to render services.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

The rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Delphax Technologies Inc. 2008 Annual Meeting of Shareholders is expected to be held on or about February 28, 2008 and proxy materials in connection with that meeting are expected to be mailed on or about January 25, 2008. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before October 1, 2007. In addition, if the Company receives notice of a shareholder proposal after January 2, 2008, such proposal will be considered untimely pursuant to the Company’s Bylaws, and the persons named as proxies solicited for our 2008 Annual Meeting may exercise discretionary voting power with respect to such proposal.

GENERAL

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) under the 1934 Act, executive officers, directors and 10% shareholders of the Company are required to file reports on Forms 3, 4 and 5 of their beneficial holdings and transactions in Delphax common stock. To our knowledge, based solely upon a review of filings with the Securities and Exchange Commission, all reports on Forms 3, 4 and 5 required to be filed by executive officers, directors and 10% shareholders of the Company were timely filed during fiscal 2006, except Forms 4 were filed on October 11, 2005, reporting October 6, 2005 option grants to Dieter P. Schilling, Jay A. Herman, M. H. (Bill) Kuhn and Jeffrey S. Mathiesen.

Other Matters

The Board of Directors of Delphax knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

Our Annual Report for fiscal 2006 is enclosed herewith and contains our Annual Report on Form 10-K, filed with the Securities and Exchange Commission.

BY THE ORDER OF THE

BOARD OF DIRECTORS

Kenneth E. Overstreet

Chairman

DELPHAX TECHNOLOGIES INC.

PROXY SOLICITED BY BOARD OF DIRECTORS

For the Annual Meeting of Shareholders

March 22, 2007

3:30 p.m.

At the Offices of Delphax Technologies Inc.

6100 West 110th Street

Bloomington, MN 55438

Delphax Technologies Inc. 6100 West 110th Street Bloomington, MN 55438	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on March 22, 2007.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Dieter P. Schilling and Gregory S. Furness, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all postponements and adjournments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK EASY IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on March 21, 2007.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/dlpx/ — QUICK EASY IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on March 21, 2007.
•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Delphax Technologies Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò  Please detach here  ò

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of directors:	01 Dieter P. Schilling 02 R. Stephen Armstrong	03 Gary R. Holland	☐ Vote FOR all nominees	☐ Vote WITHHELD from all nominees
(except as marked)
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Proposal to ratify the appointment of Grant Thornton LLP as independent auditors.	☐ For	☐ Against	☐ Abstain
3. To vote in their discretion upon any other matters coming before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH NOMINEE AND FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.